UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    July 1, 2009

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C 10 Princeton, NJ		08540
(Address of principal executive offices)		(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 1, 2009, DOR BioPharma, Inc. (the “Company”) entered into a two-year employment agreement (“Employment Agreement”) with Christopher P. Schnittker, CPA, pursuant to which Mr. Schnittker will serve as the Company’s Vice President of Administration, Controller and Principal Accounting Officer.

Mr. Schnittker, age 40, has more than 18 years of financial management experience primarily in publicly-held life science companies.  From September 1990 through June 1995 he was a member of the Audit and Assurance Services division at Price Waterhouse LLP (now PricewaterhouseCoopers LLP) working largely with the firm’s pharmaceutical and technology clients. From June 1995 through December 1997, he served in various financial reporting and internal control manager roles with Rhône-Poulenc Rorer Pharmaceuticals Inc. (now part of the Sanofi Aventis Group). From December 1997 through June 2000, he was Director of Finance and Controller of GSI Commerce (an e-commerce technology company).  From June 2000 forward, he was a Vice President and Chief Financial Officer of several publicly-held biotechnology and specialty pharmaceutical companies, including: Genaera Corporation (from June 2000 through August 2003); Cytogen Corporation (from September 2003 through May 2006); Micromet, Inc. (from October 2006 through December 2007); and VioQuest Pharmaceuticals Inc. (from July 2007).  He received his Bachelor’s degree in Economics and Business, with a concentration in Accounting, from Lafayette College in 1990 and is a currently-licensed Certified Public Accountant in the State of New Jersey.

Under the terms of the Employment Agreement, Mr. Schnittker is entitled to an annual base salary of $170,000, which will be paid at two-thirds of that rate for the initial three-month period from July 1, 2009 representing a transition from his prior employer.    He is also entitled to an annual bonus targeted at twenty percent of his annual base salary, payable at the end of each calendar year.   The bonus will be pro-rated for any portion of a year in which Mr. Schnittker is employed by the Company. The Company has issued Mr. Schnittker stock options to purchase 750,000 shares of the Company’s common stock, of which 187,000 shares vest immediately and the remainder of the options will vest on each three month anniversary of the grant date at a rate of 46,875 options per quarter. The exercise price of the options equals $0.175 per share, the market price of the Company’s common stock as of the close of business on July 1, 2009.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                Title

10.1	Employment Agreement, dated as of July 1, 2009, between Christopher P. Schnittker, CPA and the Company.

99.1             Press release issued by the Company on July 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DOR BIOPHARMA, INC.

July 7, 2009	by:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit  No.               Description

10.1	Employment Agreement, dated as of July 1, 2009, between Christopher P. Schnittker, CPA and the Company.

99.1             Press release issued by the Company on July 7, 2009.